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                                                                     Exhibit 2.2

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                            CECO ENVIRONMENTAL CORP.
                                      INTO
                            CECO ENVIRONMENTAL CORP.

                                  * * * * * * *

     CECO ENVIRONMENTAL CORP., a corporation organized and existing under the laws of New York,

DOES HEREBY CERTIFY:

     FIRST: That this corporation was incorporated on the 7th day of April, 1966, pursuant to the Business Corporation Laws of the State of New York, the provisions of which permit the merger of a corporation of another state and a corporation organized and existing under the laws of said state.

     SECOND: That this corporation owns all of the outstanding shares of the stock of CECO Environmental Corp. a corporation incorporated on the / 10th / day
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of January, 2002, pursuant to the General Corporation Laws of the State of
Delaware.

     THIRD: That the directors of CECO Environmental Corp., a New York corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 5th day of September, 2001, determined to merge itself into said CECO Environmental Corp., a Delaware corporation:

          NOW, THEREFORE, BE IT RESOLVED, that the Corporation be and hereby is authorized to form a wholly-owned subsidiary in the State of Delaware with the name of CECO Environmental Corp. ("Subsidiary");

          FURTHER RESOLVED, that the Corporation merge itself into Subsidiary, which assumes all of the obligations of the Corporation.

          FURTHER RESOLVED, that the merger shall be effective upon filing with the Secretary of State of Delaware.

          FURTHER RESOLVED, that the terms and conditions of the merger are as follows:

          (a) Each share of common stock of the Corporation which shall be outstanding on the effective date of the merger, and all rights in respect thereof shall forthwith be automatically converted into shares of Subsidiary on a one-for-one basis.

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          (b) Each share of common stock of the surviving corporation which shall be outstanding on the effective date of the merger, and all rights in respect thereof shall forthwith be cancelled and no consideration shall be payable with respect to any such shares.

          FURTHER RESOLVED, that upon approval by the shareholders of the merger, the Chairman of the Board, Chief Executive Officer and/or President of this Corporation be and he or she is each hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge itself into said Subsidiary, and the date of adoption thereof, and to cause the same to be filed with the Department of State of Delaware and to do all acts and things whatsoever whether within or without the State of Delaware, which may be in any way necessary or proper to effect said merger.

     FOURTH: That the proposed merger has been adopted, approved, certified, executed and acknowledged by CECO Environmental Corp. in accordance with the laws of the State of New York, under which the corporation was organized.

     FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of CECO Environmental Corp. at any time prior to the time that this merger filed with the Secretary of State becomes effective.

     IN WITNESS WHEREOF, said CECO Environmental Corp. has caused this Certificate to be signed by Phillip DeZwirek, its Chief Executive Officer, this 4th day of January, 2002.

                                          CECO ENVIRONMENTAL CORP., a New
                                          York corporation


                                          By:       /s/ Phillip DeZwirek
                                               --------------------------------
                                               Phillip DeZwirek
                                               Chief Executive Officer

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